UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2005
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On September 8, 2005, Wolverine Tube, Inc. (the “Company”) instituted a restructuring plan to reduce operating expenses, enhance cash flow and improve operating efficiencies. The plan, which was communicated to employees on September 8, 2005, is comprised of a number of initiatives to be implemented in response to the Company’s recent operating and financial performance. These initiatives include:
•	Reductions in the Company’s headquarters’ workforce by nearly 20% and in certain support functions within its U.S. manufacturing operations. Most affected employee positions were eliminated immediately, while the remainder are expected to be eliminated by September 30, 2005. This will result in a reduction of approximately 35 to 40 full-time positions (which includes the elimination of certain full and part-time consulting positions).

•	A reduction in leased office space at its Huntsville, AL headquarters as of September 15, 2005 and the elimination of leased office space for its Ardmore, TN corporate credit and finance facility that will be relocating to the Company’s owned Decatur, AL facility by December 31, 2005.
     Under the plan, the Company currently expects to recognize a pre-tax restructuring charge over the next few quarters totaling approximately $1.5 million ($0.07 per diluted share after tax) in connection with the restructuring initiatives, all of which will result in future cash expenditures. This total expected pre-tax restructuring charge includes approximately $1.4 million for termination benefits, including severance payments, out-placement services and payments for accrued vacation, during a salary continuation period commencing on the employment severance date and ending by September 30, 2006. The Company also expects to incur relocation and moving costs of approximately $0.1 million.
* * * * * *
     Forward-looking statements in this Current Report on Form 8-K are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as “may,” “should,” “will,” “expect,” “believe,” “plan,” “anticipate” and other similar terminologies. This Current Report on Form 8-K contains forward-looking statements regarding the Company’s strategic restructuring initiatives and the expected effect of these initiatives on the Company’s business and results of operations. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions about the Company’s business and other information currently available. These forward-looking statements are subject to various risks and uncertainties (including those described under the section entitled “Forward-Looking Statements” in the press release attached hereto as Exhibit 99.1, which section is incorporated herein by reference) that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure.
     On September 8, 2005, the Company issued a press release announcing details of its restructuring plan. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 8, 2005, issued by the Company announcing details of its restructuring plan.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: September 14, 2005

WOLVERINE TUBE, INC.
By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 8, 2005, issued by the Company announcing details of its restructuring plan.